EXHIBIT 10.3

DATED June 16, 2014

______________________________________________________________

DEED POLL OF ASSUMPTION

OF

WEATHERFORD INTERNATIONAL PLC
______________________________________________________________

DEED POLL OF ASSUMPTION
OF
WEATHERFORD INTERNATIONAL PLC
This Deed Poll of Assumption (this “Deed Poll”) is made on June 16, 2014 by WEATHERFORD INTERNATIONAL PLC (formerly known as Weatherford International Limited), a public limited company incorporated under the laws of Ireland with registered number 540406, having its registered office at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland (“Weatherford Ireland”).
WHEREAS, on 2 April 2014, Weatherford International Ltd., a Swiss joint stock corporation, having its registered office at Alpenstrasse 15, 6300 Zug, Switzerland (“Weatherford Switzerland”), and Weatherford Ireland entered into a merger agreement (the “Merger Agreement”) to effect a merger (the “Merger”) that, when completed in accordance with the terms of the Merger Agreement, will result in Weatherford Switzerland being merged into Weatherford Ireland and Weatherford Ireland, as the surviving entity, becoming the publicly traded parent of the Weatherford group of companies with the registered shareholders of Weatherford Switzerland becoming ordinary shareholders of Weatherford Ireland.
WHEREAS, pursuant to Article 7.2(a) of the Merger Agreement, subject only to the satisfaction or fulfilment of the matters provided for in Article 6 of the Merger Agreement and to the Merger becoming legally effective, and with effect as from the Effective Time (as defined in the Merger Agreement), Weatherford Ireland agreed to assume from Weatherford Switzerland all liabilities (including all and any legal positions and obligations) to be transferred to it in connection with the Merger as further specified in Article 1 of the Merger Agreement, and agreed, for the benefit of each person to whom Weatherford Switzerland owes any obligation or has any liability, to execute, at or prior to the Effective Time, this Deed Poll in respect of its assumption of such liabilities (which, without limitation, include the equity compensation-related plans of Weatherford Switzerland, as listed in Annex A (together, the “Equity Plans”) and any outstanding awards issued thereunder (the “Assumption”)).
WHEREAS, in connection with and contingent upon the consummation of the Merger and the Assumption, Weatherford Switzerland amended the Equity Plans as necessary or appropriate to give effect to the Merger and the Assumption, such amendments principally providing (1) for the appropriate substitution of Weatherford Ireland for Weatherford Switzerland in such plans; and (2) that ordinary shares of Weatherford Ireland (“Ordinary Shares”) be issued, held available or used, as appropriate, to measure benefits under such plans in lieu of registered shares of Weatherford Switzerland (“Registered Shares”), including upon the exercise of any share options, vesting of restricted stock or upon the vesting of restricted share units or performance share units issued or any other grants under such plans; and
WHEREAS, the board of directors of Weatherford Ireland agrees that it (or an appropriate committee of thereof) shall administer outstanding awards originally granted by Weatherford Switzerland or granted by any predecessor companies, including Weatherford International Ltd., a Bermuda company, and Weatherford International Inc., a Delaware corporation (such awards and plans referred to herein as the “Remaining Plans”); and
WHEREAS, subject only to the satisfaction or fulfilment of the matters provided for in Article 6 of the Merger Agreement and to the Merger becoming legally effective, and with effect as from the Effective Time, Weatherford Ireland desires to assume: (1) sponsorship of the Equity Plans currently sponsored by Weatherford Switzerland, the terms of which are contained in Annexes B and C; and (2) the rights and obligations of Weatherford Switzerland under the Equity Plans and all outstanding awards issued thereunder, as well as the rights and obligations under the Weatherford International, Ltd. Supplemental Executive Retirement Plan (“SERP”); and (3) the administration of outstanding awards under the Remaining Plans.
NOW THIS DEED POLL WITNESSES AS FOLLOWS:
Weatherford Ireland hereby declares, undertakes and agrees for the benefit of each person to whom Weatherford Switzerland owes any liability (including all and any legal positions and obligations), subject only to the satisfaction or fulfilment of the matters provided for in Article 6 of the Merger Agreement and to the Merger becoming legally effective, and with effect as from the Effective Time:

1.
to assume from Weatherford Switzerland all liabilities (including all and any legal positions and obligations) to be transferred to it in connection with the Merger as further specified in Article 1 of the Merger Agreement;

2.	to perform such obligations and discharge such liabilities as if it originally owed or had them instead of Weatherford Switzerland; and

3.
that each such person may enforce such liability directly against Weatherford Ireland, without recourse to Weatherford Switzerland, on the same terms that such liability would have been enforceable by such person against Weatherford Switzerland had the Merger not been completed.

Without prejudice to the generality of the foregoing, Weatherford Ireland hereby declares, undertakes and agrees for the benefit of each participant in the Equity Plans that, subject only to the satisfaction or fulfilment of the matters provided for in Article 6 of the Merger Agreement and to the Merger becoming legally effective, and with effect from the Effective Time, to:
1.    accept assignment of and assume the Equity Plans from Weatherford Switzerland;

2.
undertake and discharge all of the rights and obligations relating to sponsorship of the Equity Plans currently sponsored by Weatherford Switzerland, which have been undertaken and were to be discharged by Weatherford Switzerland prior to the Effective Time;

3.	exercise all of the powers of the plan sponsor relating to the Equity Plans which were exercised by Weatherford Switzerland prior to the Effective Time;

4.
be bound by the terms of the Equity Plans originally applicable to Weatherford Switzerland so that Weatherford Ireland be bound by the requirements as of and following the Effective Time, without limitation, such that:

(a)
any outstanding Award, Option Agreement or Award Agreement, for this purpose and for purposes of Section 5 below (as such terms are defined in the Equity Plans listed in Annex A), any outstanding Option (as such term is defined in the Equity Plan listed in Annex A) and any other right to Stock (as defined in the Equity Plan listed in Annex A) (collectively, the “Assumed Awards”) shall be subject to the same terms and conditions of the respective Equity Plan, Option Agreement, or Award Agreement (each, a “Benefit Document”, and collectively, the “Benefit Documents”) as in effect immediately prior to the Effective Time, including the vesting schedule set forth in the applicable Assumed Award, save for such changes as are necessary to effectuate and reflect the assumption by Weatherford Ireland of the respective Equity Plan and Assumed Award and the rights and obligations of Weatherford Switzerland thereunder;

(b)
to the extent any Benefit Document provides for the issuance, acquisition, holding or purchase of, or otherwise relates to or references, Registered Shares, then, pursuant to the terms hereof and thereof, such Benefit Document is hereby amended as of the Effective Time to provide for the issuance, acquisition, purchase or holding of, or otherwise relate to or reference, Ordinary Shares (or benefits or other amounts determined in accordance with the Benefit Documents);

(c)	as of the Effective Time all references in the Assumed Plans to Weatherford Switzerland or its predecessors are hereby amended to be references to Weatherford Ireland;

(d)
all outstanding Assumed Awards or any other benefits available which are based on Registered Shares and which have been granted under the Assumed Plans (including, as applicable, any Registered Shares exchanged in connection with the Merger) shall remain outstanding pursuant to the terms hereof and thereof;

(e)
as of the Effective Time each Assumed Award shall, pursuant to the terms hereof and thereof, be exercisable, issuable, held, available or vest upon the same terms and conditions as under the applicable Benefit Document, except that upon the exercise, issuance, holding, availability or vesting of such Assumed Awards, as applicable, Ordinary Shares are hereby issuable or available, or benefits or other amounts determined, in lieu of Registered Shares on a one-for-one basis; and

(f)
certain Ordinary Shares rather than Registered Shares shall be issued, held available or used, as appropriate, to give effect to purchases made under the Weatherford International, LLC 401(k) Savings Plan and to certain distributions under the SERP on and after the Effective Time.

5.    administer the Remaining Plans, as provided in such Remaining Plans, provided that as of the Effective Time:

(a)
any awards granted under the Remaining Plans will continue to be subject to the same terms and conditions, such as vesting schedule, conditions, and exercise price (if applicable), as applied to such awards and rights immediately before the Effective Time, except as required to reflect the Merger; and

(b)	if any benefits or amounts due pursuant to the awards granted under the Remaining Plans are determined by reference to Registered Shares, they will be determined by reference to Ordinary Shares.
Weatherford Ireland hereby assumes and adopts, for the time being, the form of Option Agreement or Award Agreement adopted by Weatherford Switzerland for the issuance of Awards on and after the Effective Time, with such amendments and modifications thereto as may be necessary or appropriate to effectuate and reflect the assumption by Weatherford Ireland of the Equity Plans and the form of Option Agreement or Award Agreement and the rights and obligations of Weatherford Switzerland thereunder.
This Deed Poll is governed by, and shall be construed in accordance with, the laws of Ireland.

[Signature page follows]

IN WITNESS WHEREOF this Deed Poll has been executed by Weatherford Ireland on the date first above written.

GIVEN under the Common Seal of
WEATHERFORD INTERNATIONAL PLC
a public limited company incorporated under the laws of Ireland, and delivered as a deed poll

By:	/s/ Alejandro Cestero
Name:	Alejandro Cestero
Title:	Secretary

in the presence of:

Witness signature:
Witness name:
Witness address:
Witness occupation:

[Signature Page to the Deed Poll of Assumption]

ANNEX A

Assumed Equity Plans

1.	Weatherford International plc 2006 Omnibus Incentive Plan (as adopted on February 15, 2006 and as amended and restated from time to time, including in connection with the Merger)

2.	Weatherford International plc 2010 Omnibus Incentive Plan (as adopted on April 24, 2010 and as amended and restated from time to time, including in connection with the Merger)

ANNEX B

Weatherford International plc 2006 Omnibus Incentive Plan
(as adopted on February 15, 2006 and as amended and restated from time to time, including in connection with the Merger)

[Not included]

ANNEX C

Weatherford International plc 2010 Omnibus Incentive Plan (as adopted on April 24, 2010 and as amended and restated from time to time, including in connection with the Merger)

[Not included]